EXHIBIT 15

LETTER RE: UNAUDITED INTERIM FINANCIAL INFORMATION

To the Board of Directors and Stockholders of The Bear Stearns Companies Inc.

We have made a review, in accordance with the standards of the Public Company Accounting Oversight Board (United States), of the unaudited interim condensed consolidated financial information of The Bear Stearns Companies Inc. and subsidiaries for the periods ended February 28, 2005 and February 29, 2004, as indicated in our report dated April 8, 2005; because we did not perform an audit, we expressed no opinion on that information.

We are aware that our report referred to above, which is included in your Quarterly Report on Form 10-Q for the quarter ended February 28, 2005, is incorporated by reference in the following Registration Statements:

        Filed on Form S-3:
            Registration Statement No.  33-56009
            Registration Statement No. 333-42295
            Registration Statement No. 333-43565
            Registration Statement No. 333-57083
            Registration Statement No. 333-61437
            Registration Statement No. 333-66861
            Registration Statement No. 333-79417
            Registration Statement No. 333-83049
            Registration Statement No. 333-31980
            Registration Statement No. 333-49876
            Registration Statement No. 333-52902
            Registration Statement No. 333-76894
            Registration Statement No. 333-104455
            Registration Statement No. 333-109793
            Registration Statement No. 333-121744

        Filed on Form S-8:
            Registration Statement No.  33-49979
            Registration Statement No.  33-50012
            Registration Statement No.  33-55804
            Registration Statement No.  33-56103
            Registration Statement No. 333-16041
            Registration Statement No. 333-57661
            Registration Statement No. 333-58007
            Registration Statement No. 333-66353
            Registration Statement No. 333-81901
            Registration Statement No. 333-92357
            Registration Statement No. 333-50928
            Registration Statement No. 333-57460
            Registration Statement No. 333-63002
            Registration Statement No. 333-74200
            Registration Statement No. 333-83580
            Registration Statement No. 333-86060
            Registration Statement No. 333-101461
            Registration Statement No. 333-104006
            Registration Statement No. 333-106567
            Registration Statement No. 333-106631
            Registration Statement No. 333-108976
            Registration Statement No. 333-116983

We are also aware that the aforementioned report, pursuant to Rule 436(c) under the Securities Act of 1933, is not considered a part of the Registration Statement prepared or certified by an accountant or a report prepared or certified by an accountant within the meaning of Sections 7 and 11 of that Act.

/s/ Deloitte & Touche LLP

New York, New York
April 8, 2005